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                                                                    Exhibit 3.10


Microfilm Number 9832, 1034-1036            Filed with the Department of State
                                            on April 22, 1998

Entity Number 227630                             Yvette Kane
                                            ------------------------------------
                                                 Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of Amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is:  Mellon Bank Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) One Mellon Bank Center, 500 Grant Street, Pittsburgh, PA 15258, Allegheny County

         (b) c/o: _____________________________________________________________
                    Name of Commercial Registered Office Provider     County

         For a corporation represented by a commercial registered office provider, the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Act of May 5, 1933, P.L. 364, as amended

4.       The date of its incorporation is: August 23, 1971

5.       (Check, and if appropriate complete, one of the following):

         X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
         _____ The amendment shall be effective on: ___________ at ____________
                                                        Date            Hour

6.       (Check one of the following):
         X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).


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         _____ The amendment was adopted by the board of directors pursuant to
         15 Pa.C.S. Section 1914(c).

7.       (Check, and if appropriate complete, one of the following):
         _____ The amendment adopted by the corporation, set forth in full, is as follows:
           X   The amendment adopted by the corporation as set forth in full in
         Exhibit A attached hereto and made a part hereof.

8.       (Check if the amendment restates the Articles):
         _____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of April, 1998.

                                        MELLON BANK CORPORATION
                                        -------------------------------
                                          (Name of Corporation)



                                        By:    Carl Krasik
                                           ----------------------------
                                                (Signature)
                                        Title: Associate General Counsel and
                                               Secretary



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                       EXHIBIT A TO ARTICLES OF AMENDMENT
                                       OF
                             MELLON BANK CORPORATION


The first paragraph of Article Fifth of the Corporation's Restated Articles of Incorporation, as amended, shall read as follows:

                  Fifth: The aggregate number of shares which the Corporation shall have authority to issue is 850,000,000 of which 50,000,000 shares shall be Preferred Stock, par value $1.00 per share, issuable in one or more series, and 800,000,000 shares shall be Common Stock, par value $0.50 per share.